Exhibit 99.1

Contacts:

INVESTORS AND MEDIA:

Renovis, Inc.

Shari Annes

(650) 888-0902

sannes@renovis.com

RENOVIS ANNOUNCES MANAGEMENT CHANGES

South San Francisco, California – June 28, 2007 – Renovis, Inc. (Nasdaq: RNVS), a biopharmaceutical company focused on the discovery and development of drugs for major medical needs in the areas of neurological and inflammatory diseases, today announced the promotions of three key employees to management positions following the resignation of John C. Doyle, Senior Vice President of Corporate Development and Chief Financial Officer, who is leaving the Company to pursue another opportunity. Jeffrey S. Farrow has been promoted to Vice President of Finance and Chief Accounting Officer, and George F. Fraley has been promoted to Vice President of Legal Affairs and will also retain his current title as Associate General Counsel. In addition, Michael C. Ellis, Ph.D., has been promoted to Senior Director of Corporate Development. The Company has no current plans to replace Mr. Doyle.

“I would like to thank John for his service and contributions to Renovis and wish him well in his next endeavor,” said Dr. Goodman. “He has played a key role at the Company during the last five years, including working closely with me on several important strategic initiatives following the failure of NXY-059 last October.

“Jeff, George and Mike have the skills and experience needed to execute these initiatives, and we remain focused on doing so successfully. In addition, our research and development team continues to make excellent progress as evidenced by the recent milestones achieved in our VR1 collaboration with Pfizer and by the selection of a lead compound for IND-track development in our unpartnered P2X7 antagonist program. Both programs are currently on track to begin clinical development in the first half of next year, and we are excited by their potential to yield breakthrough treatments for major medical needs in neurological and inflammatory disease indications,” Dr. Goodman continued.

Mr. Farrow joined Renovis in January 2004 from his previous position as a Senior Manager in the audit practice at KPMG LLP and has most recently served as Senior Director of Finance at the Company. Mr. Fraley joined the Company in September 2006 from Abgenix, Inc. following its acquisition by Amgen Inc. and before that was an associate in the corporate and securities practice at Cooley Godward LLP. Dr. Ellis joined Renovis as Director of Genomics in June 2001 and has served as Director of Corporate Development since 2003. In their new roles, Mr. Farrow, Mr. Fraley and Dr. Ellis will report directly to Dr. Goodman.

— more —

Two Corporate Drive South San Francisco, CA 94080 Tel: 650.266.1400 Fax: 650.266.1460 www.renovis.com

About Renovis

Renovis is a biopharmaceutical company focused on the discovery and development of drugs for major medical needs in the areas of neurological and inflammatory diseases. The Company’s proprietary research programs focus on the purinergic receptors, P2X3 and P2X7, for the potential treatment of pain and inflammatory diseases. In addition, Renovis has worldwide collaboration and license agreements with Pfizer to research, develop and commercialize small molecule vanilloid receptor (VR1) antagonists and an agreement with Genentech, Inc. in the areas of nerve growth and anti-angiogenesis.

For additional information about the company, please visit www.renovis.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial results, preclinical and clinical development activities, anticipated preclinical and clinical development progress, and the plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that we make are described in greater detail in the reports we file with Securities and Exchange Commission, including the “Risk Factors” section of our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on May 9, 2007, and our Annual Report on Form 10-K, which was filed on March 15, 2007. Renovis is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

# # #

Two Corporate Drive South San Francisco, CA 94080 Tel: 650.266.1400 Fax: 650.266.1460 www.renovis.com